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As filed with the Securities and Exchange Commission on December 16, 2004

Registration No. 333-117911

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
to

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KMG America Corporation
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or Other Jurisdiction of Incorporation or Organization)	6311 (Primary Standard Industrial Classification Code Number)	20-1377270 (I.R.S. Employer Identification Number)
KMG America Corporation 6306 Maple Ridge Excelsior, Minnesota 55331 (952) 474-8674 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Kenneth U. Kuk
Chairman, President & Chief Executive Officer and Secretary
KMG America Corporation
6306 Maple Ridge
Excelsior, Minnesota 55331
(952) 474-8674
(952) 474-8676 (Telecopy)
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent For Service)

Copies to:

Daniel M. LeBey, Esq. Melvin E. Tull, III, Esq. HUNTON & WILLIAMS LLP Riverfront Plaza, East Tower 951 E. Byrd Street Richmond, Virginia 23219-4074 (804) 788-8200 (804) 788-8218 (Telecopy)	Howard B. Adler, Esq. GIBSON DUNN & CRUTCHER LLP 1050 Connecticut Ave. N.W. Washington D.C. 20036 (202) 955-8500 (202) 467-0539 (Telecopy)

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

  (a)
  Exhibits

Exhibit Number	Description
1.01	Form of Underwriting Agreement.**
2.01	Amended and Restated Stock Purchase Agreement by and among the shareholders and optionholders of Kanawha Insurance Company identified on Schedule A and KMG America Corporation.**
2.02	Amendment No. 1 to Amended and Restated Stock Purchase Agreement by and among the shareholders and optionholders of Kanawha Insurance Company identified on Schedule A to the Amended and Restated Stock Purchase Agreement and KMG America Corporation.**
2.03	Amendment No. 2 to Amended and Restated Stock Purchase Agreement by and among the shareholders and optionholders of Kanawha Insurance Company identified on Schedule A to the Amended and Restated Stock Purchase Agreement and KMG America Corporation.
3.01	Form of Amended and Restated Articles of Incorporation.**
3.02	Form of Bylaws.**
4.01	Form of Common Share Certificate.**
4.02	Form of $15,000,000 Subordinated Promissory Note made by KMG America Corporation payable to The Springs Company in its capacity as representative of the shareholders and optionholders of Kanawha Insurance Company.**
5.01	Opinion of Hunton & Williams LLP.**
10.01	Form of 2004 Equity Incentive Plan.**
10.02	Form of Employment Agreement between KMG America Corporation and Kenneth U. Kuk.**
10.03	Form of Employment Agreement between KMG America Corporation and Scott H. DeLong III.**
10.04	Form of Employment Agreement among KMG America Corporation, Kanawha Insurance Company and Stanley D. Johnson.**
10.05	Form of Employment Agreement among KMG America Corporation, Kanawha Insurance Company and Marcus A. Mears.**
10.06	Form of Employment Agreement among KMG America Corporation, Kanawha Insurance Company and R. Dale Vaughan.**
10.07	Outsourcing Services Agreement, dated November 11, 2003, between CGI Information Systems & Management Consultants, Inc. and Kanawha HealthCare Solutions, Inc.**
10.08	Amendment No. 1 to the Outsourcing Agreement, dated April 1, 2004, between CGI Information Systems & Management Consultants, Inc. and Kanawha HealthCare Solutions, Inc.**
21.01	List of Subsidiaries of the Registrant.**
23.01	Consent of Ernst & Young LLP.**
23.02	Consent of Hunton & Williams LLP (included in Exhibit 5.01).**
24.01	Power of Attorney (included on signature page of the registration statement filed with the Securities and Exchange Commission on August 4, 2004).**
99.01	Consent of Scott H. DeLong III to being named as a director.**
99.02	Consent of John H. Flittie to being named as a director.**
99.03	Consent of Stanley D. Johnson to being named as a director.**
99.04	Consent of Robert L. Laszewski to being named as a director.**
99.05	Consent of Dennis M. Mathisen to being named as a director.**

99.06	Consent of James J. Ritchie to being named as a director.**
99.07	Offering Memorandum for private placement in Manitoba, Ontario and Quebec, Canada.**
99.08	Form of notices to residents of foreign jurisdictions.**

**
Previously filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, state of Minnesota on December 16, 2004.

KMG AMERICA CORPORATION (Registrant)
By:	/s/ KENNETH U. KUK
Name: Kenneth U. Kuk Title: Chairman, President & Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KENNETH U. KUK Kenneth U. Kuk Officer	Director and Chairman, President & Chief Executive Officer (Principal Executive Officer)	December 16, 2004
/s/ SCOTT H. DELONG III Scott H. DeLong III	Senior Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	December 16, 2004

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
1.01	Form of Underwriting Agreement.**
2.01	Amended and Restated Stock Purchase Agreement by and among the shareholders and optionholders of Kanawha Insurance Company identified on Schedule A and KMG America Corporation.**
2.02	Amendment No. 1 to Amended and Restated Stock Purchase Agreement by and among the shareholders and optionholders of Kanawha Insurance Company identified on Schedule A to the Amended and Restated Stock Purchase Agreement and KMG America Corporation.**
2.03	Amendment No. 2 to Amended and Restated Stock Purchase Agreement by and among the shareholders and optionholders of Kanawha Insurance Company identified on Schedule A to the Amended and Restated Stock Purchase Agreement and KMG America Corporation.
3.01	Form of Amended and Restated Articles of Incorporation.**
3.02	Form of Bylaws.**
4.01	Form of Common Share Certificate.**
4.02	Form of $15,000,000 Subordinated Promissory Note made by KMG America Corporation payable to The Springs Company in its capacity as representative of the shareholders and optionholders of Kanawha Insurance Company.**
5.01	Opinion of Hunton & Williams LLP.**
10.01	Form of 2004 Equity Incentive Plan.**
10.02	Form of Employment Agreement between KMG America Corporation and Kenneth U. Kuk.**
10.03	Form of Employment Agreement between KMG America Corporation and Scott H. DeLong III.**
10.04	Form of Employment Agreement among KMG America Corporation, Kanawha Insurance Company and Stanley D. Johnson.**
10.05	Form of Employment Agreement among KMG America Corporation, Kanawha Insurance Company and Marcus A. Mears.**
10.06	Form of Employment Agreement among KMG America Corporation, Kanawha Insurance Company and R. Dale Vaughan.**
10.07	Outsourcing Services Agreement, dated November 11, 2003, between CGI Information Systems & Management Consultants, Inc. and Kanawha HealthCare Solutions, Inc.**
10.08	Amendment No. 1 to the Outsourcing Services Agreement, dated April 1, 2004, between CGI Information Systems & Management Consultants, Inc. and Kanawha HealthCare Solutions, Inc.**
21.01	List of Subsidiaries of the Registrant.**
23.01	Consent of Ernst & Young LLP.**
23.02	Consent of Hunton & Williams LLP (included in Exhibit 5.01).**
24.01	Power of Attorney (included on signature page of the registration statement filed with the Securities and Exchange Commission on August 4, 2004).**
99.01	Consent of Scott H. DeLong III to being named as a director.**
99.02	Consent of John H. Flittie to being named as a director.**
99.03	Consent of Stanley D. Johnson to being named as a director.**
99.04	Consent of Robert L. Laszewski to being named as a director.**
99.05	Consent of Dennis M. Mathisen to being named as a director.**
99.06	Consent of James J. Ritchie to being named as a director.**
99.07	Offering Memorandum for private placement in Manitoba, Ontario and Quebec, Canada.**
99.08	Form of notices to residents of foreign jurisdictions.**

**
Previously filed.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
INDEX TO EXHIBITS